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                                                     EXHIBIT 4

                   APRIA HEALTHCARE GROUP INC.
             1998 NONQUALIFIED STOCK INCENTIVE PLAN

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                           TABLE OF CONTENTS

Page

ARTICLE I.    THE PLAN
Section 1.1.  Purpose ..........................................1
Section 1.2.  Administration and Authorization; Power and
              Procedure.........................................1
Section 1.3.  Participation ....................................2
Section 1.4.  Shares Available for Awards; Share Limits ........2
Section 1.5.  Grant of Awards ..................................3
Section 1.6.  Award Period .....................................3
Section 1.7.  Limitations on Exercise and Vesting of Awards ....4
Section 1.8.  No Transferability; Limited Exception to
              Transfer Restrictions ............................4
Section 1.9.  Acceptance of Notes to Finance Exercise ..........5
Section 1.10. Limitations On Grants Of Awards To Non-Employee
              Directors ........................................5

ARTICLE II.   OPTIONS

Section 2.1.  Grants ...........................................6
Section 2.2.  Option Price .....................................6
Section 2.3.  Intentionally Deleted ............................6
Section 2.4.  Intentionally Deleted ............................6
Section 2.5.  Cancellation and Regrant/Waiver of Restrictions ..6
Section 2.6.  Options and Rights in Substitution for Stock
              Options Granted by Other Corporations ............7

ARTICLE III.  STOCK APPRECIATION RIGHTS.

Section 3.1.  Grants ...........................................7
Section 3.2.  Exercise of Stock Appreciation Rights ............7
Section 3.3.  Payment ..........................................7

ARTICLE IV.   RESTRICTED STOCK AWARDS.

Section 4.1.  Grants ...........................................8
Section 4.2.  Restrictions .....................................8
Section 4.3.  Return to the Corporation ........................9

ARTICLE V. PERFORMANCE SHARE AWARDS AND STOCK BONUSES

Section 5.1.  Grants of Performance Share Awards ...............9
Section 5.2.  Intentionally Deleted ............................9
Section 5.3.  Grants of Stock Bonuses ..........................9
Section 5.4.  Deferred Payments ................................9

ARTICLE VI.  OTHER PROVISIONS.

Section 6.1.  Rights of Eligible Persons, Participants and
              Beneficiaries....................................10
Section 6.2.  Adjustments; Acceleration .......................10
Section 6.3.  Effect of Termination of Employment .............11
Section 6.4.  Compliance with Laws ............................12
Section 6.5.  Tax Withholding .................................12
Section 6.6.  Plan Amendment, Termination and Suspension ......12
Section 6.7.  Privileges of Stock Ownership ...................13
Section 6.8.  Effective Date of the Plan ......................13
Section 6.9.  Term of the Plan ................................13
Section 6.10. Governing Law/Construction/Severability .........13
Section 6.11. Captions ........................................14
Section 6.12. Effect of Change of Subsidiary Status ...........14
Section 6.13. Non-Exclusivity of Plan .........................14

ARTICLE VII.  DEFINITIONS

Section 7.1.  Definitions .....................................14
Section 7.2.  Changes in Applicable Law .......................18

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                        APRIA HEALTHCARE GROUP INC.
                  1998 NONQUALIFIED STOCK INCENTIVE PLAN


ARTICLE I.     THE PLAN.

     Section 1.1.   Purpose.

          The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate and retain experienced and knowledgeable independent directors. "Corporation" means Apria Healthcare Group Inc., a Delaware corporation, and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article VII.

     Section 1.2.   Administration and Authorization; Power and
Procedure.

          (a) Committee. This Plan shall be administered by and all
Awards to Eligible Persons shall be authorized by the Committee. Subject to the bylaws of this Corporation, action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

          (b)  Plan Awards; Interpretation; Powers of Committee.
Subject to the express provisions of this Plan, the Committee shall have the authority:

               (i) to determine from among those persons eligible the
     particular Eligible Persons who will receive any Awards;

               (ii) to grant Awards to Eligible Persons, determine the
     price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events
     of termination or reversion of such Awards;

                (iii) to approve the forms of Award Agreements
(which
     need not be identical either as to type of award or among Participants);

                (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating
     to the administration of this Plan;

                 (v)  to cancel, modify, or waive the
Corporation's
     rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible
Persons,
     subject to any required consent under Section 6.6;

                 (vi) to accelerate or extend the exercisability or
     extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

                 (vii) to make all other determinations and take such
     other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

          (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

          (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

           (e)  Delegation.  The Committee may delegate
ministerial, non-discretionary functions to a third-party administrator or to individuals who are officers or employees of the Company.

     Section 1.3.   Participation.

          Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

     Section 1.4.   Shares Available for Awards; Share Limits.

          (a)  Shares Available.  Subject to the provisions of
Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.
The shares may be delivered for any lawful consideration.

          (b) Share Limits. The aggregate maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan and which are required to be charged or reserved by provisions of Section 1.4(c) (the "Maximum Aggregate Limit") shall be 1,000,000 shares, plus in each calendar year, commencing in 2000, occurring during the term of this Plan, 1% of the issued and outstanding shares of the Corporation's Common Stock as of December 31 of the preceding calendar year. The maximum number of shares subject to Options and Stock Appreciation Rights that are granted during any calendar year to any individual shall be limited to 100,000 shares. Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this
Section 1.4 and Section 6.2.

         (c) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Maximum Aggregate Limit. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

     Section 1.5.   Grant of Awards.

          (a) General. Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award.
Each Award shall be evidenced by an Award Agreement signed on behalf of the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan. The Award Agreement may be executed on behalf of the Corporation by a duly authorized officer by manual or facsimile signature.

          (b) Limitation on Grant Authority. The Committee shall structure all Awards and the selection of Participants so as to qualify this Plan as a "broadly-based plan" within the meaning of
Section 312.03(a)(2) of the New York Stock Exchange Listed
Company Manual.

     Section 1.6.   Award Period.

          Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

     Section 1.7.   Limitations on Exercise and Vesting of Awards.

          (a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

          (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation or his designee receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2(a).

        (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

     Section 1.8.   No Transferability; Limited Exception to
Transfer
                    Restrictions.

          (a) Limit on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended,
(i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

          (b) Exceptions. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes or a gratuitous or donative basis and without consideration (other than nominal consideration).

          (c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8(a) shall not apply to:
               (i)  transfers to the Corporation,

               (ii) the designation of a beneficiary to receive benefits
      in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

               (iii) transfers pursuant to a QDRO order,

               (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the
Participant by his
      or her legal representative, or

               (v)  the authorization by the Committee of
"cashless
      exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

Notwithstanding the foregoing, Restricted Stock Awards shall be subject to all applicable transfer restrictions under the Code.

     Section 1.9.   Acceptance of Notes to Finance Exercise.

          The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

          (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

          (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

          (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

          (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant subsequent to such termination.

         (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

         (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal
Reserve Board as then in effect.

     Section 1.10.  LIMITATIONS ON GRANTS OF AWARDS TO NON-
EMPLOYEE
DIRECTORS.

          Notwithstanding anything else contained herein to the contrary, the maximum number of shares subject to Nonqualified
Stock Options granted to a Non-Employee Director in any calendar year shall not exceed 30,000 shares.


ARTICLE II.    OPTIONS.

     Section 2.1.   Grants.

          One or more Options may be granted under this Article to any Eligible Person. Each Option granted shall be designated in the applicable Award Agreement by the Committee as a Non-Qualified Stock Option. No Option granted under this Plan shall be an Incentive Stock Option.

     Section 2.2.   Option Price.

          (a) Pricing Limits. The purchase price per share of the
Common Stock covered by each Option shall be determined by the Committee at the time of the Award.

          (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.9; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of an Option must have been owned by the Participant for at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

     Section 2.3.   Intentionally Deleted.

     Section 2.4.   Intentionally Deleted.

     Section 2.5.   Cancellation and Regrant/Waiver of
Restrictions.

          Subject to Section 1.4 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original Award or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

     Section 2.6.   Options and Rights in Substitution for Stock
Options Granted by Other Corporations.

          Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the other entity.

ARTICLE III.   STOCK APPRECIATION RIGHTS.

     Section 3.1.   Grants.

          In its discretion, the Committee may grant a Stock Appreciation Right to any Eligible Person either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award.

     Section 3.2.   Exercise of Stock Appreciation Rights.

          (a)  Exercisability.  Unless the Award Agreement or the
Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

          (b) Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, the number of underlying shares of Common Stock theretofore subject to a related Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

         (c) Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

     Section 3.3.   Payment.

          (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

               (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable)
     or the initial share value specified in the Award from the Fair
     Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

              (ii) the number of shares with respect to which the Stock
     Appreciation Right shall have been exercised.

          (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under Section 3.3(a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

ARTICLE IV.    RESTRICTED STOCK AWARDS.

     Section 4.1.   Grants.

          The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent to which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

     Section 4.2.   Restrictions.

          (a)  Pre-Vesting Restraints.  Except as provided in
Section
4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

          (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

         (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

     Section 4.3.   Return to the Corporation.

          Unless the Committee otherwise expressly provides, restricted shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

ARTICLE V.     PERFORMANCE SHARE AWARDS AND STOCK BONUSES.

     Section 5.1.   Grants of Performance Share Awards.

          The Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, or Total Disability, a Change in Control Event or in such other circumstances as the Committee consistent with Section 6.10(c)(2), if applicable, may determine.

     Section 5.2.   Intentionally Deleted.

     Section 5.3.   Grants of Stock Bonuses.

          The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

     Section 5.4.   Deferred Payments.

          The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

ARTICLE VI.    OTHER PROVISIONS.

     Section 6.1.   Rights of Eligible Persons, Participants and
Beneficiaries.

          (a) Employment Status. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

          (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

          (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     Section 6.2.   Adjustments; Acceleration.

          (a)  Adjustments.  If there shall occur any
extraordinary
dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards,
(iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

           (b) Acceleration of Awards Upon Change in Control. As to any Participant, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) each Performance Share Award shall become payable to the Participant; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the Award Date of such Award. The Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

           (c) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 6.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) an event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of an event described in
Section 6.2(a) that results in a Change in Control Event approved by the Board, such Option or right shall thereupon terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Option or right.

     Section 6.3.   Effect of Termination of Employment.

          The Committee shall establish in respect of each Award granted to an Eligible Person the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination. In addition, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

     Section 6.4.   Compliance with Laws.

          This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     Section 6.5.   Tax Withholding.

          Upon any exercise, vesting, or payment of any Award, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

     Section 6.6.   Plan Amendment, Termination and Suspension.

          (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

          (b) Stockholder Approval. Any amendment shall be subject to stockholder approval only to the extent then required by applicable law, or deemed necessary or advisable by the Board.

          (c) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

          (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

     Section 6.7.   Privileges of Stock Ownership.

          Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a stockholders for which a record date is prior to such date of delivery.

     Section 6.8.   Effective Date of the Plan.

          This Plan shall be effective as of December 15, 1998, that being the date of approval by the Board.

     Section 6.9.   Term of the Plan.

          No Award shall be granted after December 14, 2008 (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of outstanding Awards on the termination date.

     Section 6.10.  Governing Law/Construction/Severability.

          (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.

          (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          (c) Plan Construction. It is the intent of the Corporation that transactions in and affecting Awards in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of these transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

     Section 6.11.  Captions.

          Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     Section 6.12.  Effect of Change of Subsidiary Status.

          For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment and service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

     Section 6.13.  Non-Exclusivity of Plan.

          Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

ARTICLE VII.   DEFINITIONS.

     Section 7.1.   Definitions.

          "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Performance Share Award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

          "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

          "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

          "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

          "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

          "Board" shall mean the Board of Directors of the Corporation.

          "Change in Control Event" shall mean any of the following:

          (1) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

          (2) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization); provided that an event described in this clause (2) shall not constitute a Change in Control Event if the majority of members of the Board of the surviving entity is comprised of individuals who were members of the Board immediately prior to such event;

          (3) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary;

          (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

          (5) At any time during the term of this Plan, 51% or more of the individuals elected to serve, and who are then serving, on the Board are individuals who were not
          (i) members of the Board at the time of the adoption of this Plan by the Board, or (ii) nominated or elected to their current term of office as a director by a committee of the Board which is authorized to fill vacancies on the Board (or if there is no such committee, by a majority of the Board in office at the time of such individual's nomination or election by the Board to fill a vacancy), or (iii) approved by a majority of members of the Board who were either members of the Board at the time this Plan was adopted by the Board, or nominated or elected as described in clause (5) (ii) above.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commission" shall mean the Securities and Exchange
Commission.

          "Committee" shall mean the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, in respect of any decision affecting a transaction at a time when the Participant involved in the transaction may be subject to Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

          "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

          "Company" shall mean, collectively, the Corporation and its Subsidiaries.

          "Corporation" shall mean Apria Healthcare Group Inc., a
Delaware corporation, and its successors.

          "Eligible Employee" shall mean an officer (whether or not a director) or key employee of the Company.

          "Eligible Person" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee in its discretion.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Fair Market Value" on any date shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

          "Free Cash Flow" shall mean cash postings less cost of sales, operating expenses (net of bad debt) and capital expenditures.

          "Incentive Stock Option" shall mean an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which is made under such circumstances and to such persons as may be necessary to comply with that section.

          "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

          "Option" shall mean an option to purchase Common Stock granted under this Plan.

          "Other Eligible Person" shall mean any Non-Employee Director or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing bona fide services to the Company (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent's participation in this Plan would not adversely affect (i) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (ii) the Corporation's compliance with any other applicable laws.

          "Participant" shall mean an Eligible Person who has been granted an Award under this Plan.

          "Performance Share Award" shall mean an Award of a right to receive shares of Common Stock made in accordance with
Section 5.1, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

          "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

          "Plan" shall mean this 1998 Nonqualified Stock
Incentive Plan.

          "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section
206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

          "Restricted Stock Award" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

          "Restricted Stock" shall mean shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

          "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

          "Section 16 Person" shall mean a person subject to
Section 16(a) of the Exchange Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

          "Stock Bonus" shall mean an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

          "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

          "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

     Section 7.2.   Changes in Applicable Law.

          To the extent any terms defined or utilized in this Plan are defined by identification to a particular statute or regulation, and if there shall occur a change in such statutory or regulatory definition, then the definition of such term shall be deemed to have been amended to conform to the change in the statutory or regulatory definition, unless the Committee shall determine that such change would create a result which is contrary to the intents and purposes of this Plan or work to create a hardship for either any Eligible Person or the Company, in which event the Committee, at its option, shall have authority to amend this Plan in a manner so as to achieve the original intents and purposes of this Plan or to diminish or eliminate the hardship caused by such change in a statutory definition. Any such amendment may be made retroactively to the date of the change in the statutory or regulatory definition.

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